                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                             ARTICLES OF ASSOCIATION

                FIRST BANK OF SOUTH DAKOTA (NATIONAL ASSOCIATION)

          FIRST. The title of this Association, which shall carry on the business of banking under the laws of the United States, shall be "First Bank of South Dakota (National Association)."

          SECOND. The main office of the Association shall be in the City of Sioux City Fall, County of Minnehaha, State of South Dakota. The general business of the Association shall be conducted at its main office and branches.

          THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five members. At any meeting of the shareholders held for the purpose of electing Directors, or changing the number thereof, the number of Directors may be determined by a majority of the votes cast by the shareholders in person or by proxy. Between meetings of the shareholders held for the purpose of electing Directors, the Board of Directors by a majority vote of the full Board may increase the size of the Board by not more than four Directors in any one year, but not ot more than a total of twenty-five Directors, and fill any vacancy so created in the Board. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of the business at any Directors' meeting. Each Director, during the full term of his directorship, shall own a minimum of $1,000 par value of stock of this Association, or an equivalent interest in stock of First Bank System, Inc.

          FOURTH. The regular annual meeting of the shareholders of this Association shall be held at its main banking house, or other convenient place duly authorized by the Board of Directors, on such day of each year as is specified therefor in the By-laws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

          FIFTH. The Authorized amount of capital stock of this Association shall be divided into 250,000 shares of common stock at the par value of Fifty Dollars ($50.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

          No holder of shares of the capital stock of any class of the Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Association, whether nor or hereafter authorized, or to any obligations convertible into stock of the Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board, in its discretion may determine and at such price as the Board may fix.

          The Association, and at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

          SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board appoints another director to be the Chairman. The Board may also appoint one or more of its members to serve as Vice Chairman. The Board shall have the power to appoint such officers and employees as may be required to transact the business of this Association; to fix the salaries to be paid to such officers and employees of this Association; and to dismiss any of such officers or employees and appoint others to take their place.

          The Board of Directors shall have the power to define the duties of officers and employees of this Association and to require adequate bonds from them for the faithful performance of their duties; to regulate the manner in which any increase of the capital of the Association shall be made; to make all By-laws that may be lawful for the general regulation of the business of this Association and the management of its affairs; and generally to do and perform all acts that may be lawful for a Board of Directors to do and perform.

          SEVENTH. The Board of Directors shall have the power to change the location of the main office of this Association to any other place within the limits of the City of Sioux Falls, South Dakota, without the approval of the shareholders of this Association but subject to the approval of the Comptroller of the Currency; and shall have the power to change the location of any branch or branches of this Association to any other location, without the approval of the shareholders of this Association but subject to the approval of the Comptroller of the Currency.

          EIGHTH. This Association shall have succession from the date of its organization certificate until such time as it be dissolved by the act of its shareholders in accordance with the provisions of the banking laws of the United States, or until its franchise becomes forfeited by reason of violation of law, or until terminated by either a general or a special act of Congress, or until its affairs be placed in the hands of a receiver and finally wound up by him.

          NINTH. The board of directors of this Association, or any three of more shareholders owning, in the aggregate, not less than ten per centum of the stock of this Association, may call a special meeting of shareholders at any time; provided, however, that unless otherwise provided by law, not less than ten days prior to the date fixed for any such meeting, a notice of the time, place, and purpose of the meeting shall be given by first-class mail, postage prepaid, to all shareholders of record of this Association at their respective addresses as shown upon the books of this Association.

          TENTH. Any action required to be taken at a meeting of the shareholders or directors of or any action which may be taken at a meeting of shareholder or directors may be taken without a meeting if consent in writing, setting forth the action as taken shall be signed by all the shareholders or directors entitled to vote with respect to the matter thereof. Such action shall be effective on the date on which the last signature is placed on the writing, or such earlier date as is set forth therein.

          ELEVENTH. Meetings of the board of directors or shareholders, regular or special, may be held by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in such meeting by such aforementioned means shall constitute presence in person at such meeting.

          TWELFTH. Any person, such person's heirs, executors, or administrators may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit or proceeding, whether civil, criminal, or administrative, to which such person or such person's heirs, executors, or administrators shall be made a party by reason of such person being or having been a director, advisory director, officer, employee, or agent of the Association of any firm, corporation, or organization which such person served in any such capacity at th request of the Association. Provided, however, that no such person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding: (1) as to which such person shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct, or criminal acts in the performance of such person's duties to the Association, or (2) which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of outstanding shares of the Association, or the board of directors acting by vote of directors not parties to the same or substantially the same action, suit or proceeding constituting a majority of the whole number of directors, or (3) against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or actions results in a final order assessing civil money penalties or requiring affirmative action by such person in the form of payment to the Association.
The foregoing right of
indemnification or reimbursement shall not be exclusive of other rights to which such person, such person's heirs, executors, or administrators, may be entitled as a matter of law.

          Such expenses actually incurred by such person in connection with such action, suit, or proceeding may be paid by the Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Association. Prior to the advancement of any such expenses, the board of directors shall determine in writing that all of the following conditions are met: (1) such person has a substantial likelihood of prevailing on the merits,
(2) in the event such person does not prevail, such person will have the financial capability to reimburse the Association, and (3) payment of such expenses by the Association will not adversely affect the safety and soundness of the Association. If at any time the board of directors believes, or should reasonably believe, that any of the above conditions are not met, the Association shall cease paying such expenses. Further, the Association shall enter into a written agreement with such person specifying the conditions under which such person shall reimburse the Association.

          The Association may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying such directors, advisory directors, employees, or agents to the extent that such indemnification is allowed in this Article Twelfth. Such insurance shall not provide coverage of liability for any formal order issued by a regulatory authority assessing civil money penalties against a director, advisory director, officer, employee, or agent. Further, such insurance may, but need not be, for the benefit of all such directors, advisory directors, officers, employees, or agents.

          THIRTEENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law and in that case by the vote of the holders of such greater amount. The notice of any shareholders' meeting at which an amendment to the Articles of Association of this Association is to be considered shall be given as hereinabove set forth.